                                                                    EXHIBIT 10.4

         DRAFT OF AGREEMENT FOR PURCHASE AND SALE OF REAL ESTATE LOANS


     THIS AGREEMENT FOR PURCHASE AND SALE OF REAL ESTATE LOANS (this "Agreement"), is made and entered into as of October 1, 1997 (the "Effective Date") by and between SOUTHERN PACIFIC BANK, a California corporation ("Seller") and IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT CORP., a Maryland corporation ("Buyer"). IMPERIAL CREDIT INDUSTRIES, INC., a California corporation ("ICII") that owns all of the issued and outstanding stock of Seller, has executed and delivered this Agreement solely for the purpose of confirming its representation and warranty, and memorializing its covenant, set forth in Paragraph 5.3 below.


                                   RECITALS
                                   --------

     A. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, on the terms and subject to the conditions set forth herein, certain loans originated and held by Seller.

     B. Buyer and Seller desire to enter into this Agreement to govern the purchase by Buyer from Seller, and sale by Seller to Buyer, of those loans.


                                   AGREEMENT
                                   ---------

     Therefore, in consideration of the mutual covenants, terms, and conditions set forth herein, the parties agree as follows:

     1. Certain Material Definitions. As used in this Agreement, the following terms shall have the meanings given to them below:

          1.1.  "Closing Date" shall mean October ____, 1997.

          1.2.  "Cut-Off Date" shall mean October 1, 1997.

          1.3. "Loans" shall mean, collectively, all of those mortgage loans described in the table attached as Exhibit A hereto (the "Loan Table"), which mortgage loans have an aggregate outstanding principal balance as of the Effective Date hereof of approximately $____________: and "Loan" means one of such Loans.

          1.4.  "Purchase Price" shall mean $_______________.

     2.   Purchase and Sale of Loans; Right of First Offer.
          ------------------------------------------------

          2.1.  Purchase and Sale of Loans. On the Closing Date, Seller shall
                --------------------------
     convey, assign, transfer, set over and deliver to Buyer, and Buyer shall purchase and take from Seller, all of Seller's right, title and interest in each of the Loans, including, without limitation:

                2.1.1. The outstanding principal balance thereof, accrued interest and all other sums due as of and after the Cut-Off Date, all related promissory notes or other writings evidencing the Loans (the "Notes" or a "Note"), and the related original mortgages, deeds of trust, security agreements and assignments ("Security Instruments");

                2.1.2. Seller's right, title and interest as a holder of the lien in all real property encumbered by one or more of the Security Instruments (the "Subject

          Real Property") and personal property (including without limitation impound or holdback accounts) encumbered by one or more of the Security Instruments (the "Subject Personal Property"; the Subject Real Property and Subject Personal Property are sometimes collectively referred to as the "Subject Property");

                2.1.3. Any and all documents, instruments, powers of attorney, surety agreements, guarantees and security agreements referred to in the Loans, or related thereto, including without limitation written copies of the complete payment history on each Loan, credit applications, credit reports and appraisals, engineering reports (if any), environmental reports and analyses (if any), financial statements, borrower and guarantor organizational and authorizing documents (including without limitation articles of incorporation, statements of partnership, certificates of limited partnership, by-laws, corporate resolutions, partnership agreements, operating agreements, and the like), original insurance policies (or, if policies have not been delivered to Seller, insurance certificates), documentation regarding impound or holdback accounts (if any), original title insurance policies and commitments, surveys, maps, site plans, copies of permits and other entitlements, zoning letters, utility service or "will serve" letters, files (including loan files and correspondence), books, papers, ledger cards, and computer, electronic and written reports and records (the "Related Documentation"); and

                2.1.4. Any and all rights, benefits, payments and proceeds arising from or related to any of the foregoing, and funds in an amount equal to any and all unapplied impounds and other unapplied holdbacks and borrower deposits delivered to Seller (collectively, the "Ancillary Rights").

          2.2   Right of First Offer.
                --------------------

                2.2.1.  Grant of Right of First Offer. Seller hereby grants and
                        -----------------------------
          conveys to Buyer, in addition to the Loans and as additional consideration for the Payment Price, a right of first offer to purchase from Seller, in addition to those Loans being or to be purchased pursuant hereto, those multifamily and commercial mortgage loans typical of those originated and to be originated by Seller ("Typical Loans") and designated by Seller as loans to which the right of first offer described in this Paragraph 2.2.1 applies; provided, however, that during each 12 month period commencing with the Effective Date and with each anniversary thereof, but only so long as that certain Management Agreement entered into by and between Imperial Credit Commercial Asset Management Corp., a California corporation, and Buyer dated as of the Effective Date remains in effect, Seller shall offer to sell to Buyer not less than $150 million in the aggregate of Typical Loans (for that purpose, the amount of each such Typical Loan shall be deemed to be equal to its then outstanding principal balance) pursuant to the right of first offer described in this Paragraph 2.2.1; and provided further, that

          (a) if Seller fails to offer to sell to Buyer pursuant to such right of first offer at least $150 million in the aggregate of such Typical Loans during any such 12 month period in which Seller is required to do so, Seller thereafter shall offer to sell to Buyer all Typical Loans originated by Seller following the end of such 12 month period until such time as the aggregate amount of such Typical Loans that Seller shall have offered for sale to Buyer pursuant to this further proviso is equal to the difference obtained by subtracting (i) the aggregate amount of all Typical Loans that were offered for sale by Seller to Buyer pursuant to the right of first offer described in this Paragraph 2.2.1 during such 12 month period from (ii) $150 million,

          and

          (b) in determining the aggregate amount of Typical Loans offered by Seller to Buyer pursuant to the right of first offer granted by this Paragraph 2.2.1 in the immediately succeeding 12 month period, the Typical Loans offered to Buyer pursuant to Seller's obligations under clause (a) of this Paragraph 2.2.1 shall not be included.

          Notwithstanding the foregoing, Seller only shall be required to offer Typical Loans to Buyer to the extent that Seller originates Typical Loans substantially as contemplated by this Agreement and, therefore, Buyer shall not exercise any remedies against Seller solely as a result of Seller's failure thereafter to offer such Typical Loans to Buyer; provided, however, that if Seller at any time thereafter again is able to offer Typical Loans to Buyer substantially as contemplated by this Agreement, Seller 's obligation to offer such Typical Loans to Buyer shall recommence at that time.

                2.2.2.  Process to be Followed. The process by which Seller is
                        ----------------------
          to offer to Buyer the Typical Loans to which the right of first offer described herein applies, and by which Buyer shall, if it chooses to do so, purchase some or all of such Typical Loans pursuant to such right of first offer, is as follows:

                        2.2.2.1. When Seller has identified specific Typical Loans to which the right of first offer described in this Paragraph 2.2 shall apply, it shall give a written notice to Buyer (the "Offer Notice") (i) describing each of those Typical Loans (including without limitation the material economic terms thereof) and the Subject Property that has been pledged as collateral security therefor, all in reasonable detail, (ii) stating Seller's good faith estimate of the cash price at which a willing and sophisticated buyer would purchase each of those Typical Loans from a willing and sophisticated seller for the purpose of securitizing such Typical Loans, and such a seller would sell such Typical Loans to such a buyer for that purpose, in a transaction in which no broker or other finder is involved and as to which neither such buyer nor such seller is under any actual or perceived compulsion to purchase or sell, respectively, such Typical Loans (such price is referred to as the "Offered Price"), and (iii) stating that such Typical Loans are being offered for sale to Buyer pursuant to such right of first offer.

                        2.2.2.2. Buyer and its agents, representative and designees may review and underwrite the loans identified in Seller's Offer Notice and Seller's servicing and origination operations, upon reasonable prior notice to Seller, and Seller shall cooperate with such review and underwriting to the extent Buyer or any such agents, representatives and designees request information or documents that are reasonably available and can be produced without unreasonable expense. Seller shall make the loan files related to those loans available at Seller's offices for review by Buyer and any such agents, representatives and designees during normal business hours upon reasonable prior notice to Seller, and Buyer may conduct property inspections (to the extent that Seller could do so), obtain appraisal recertification and otherwise underwrite the loans described in the Offer Notice and to reject any such loan that, in Buyer's opinion based on its reasonable business judgment is not a Typical Loan, or that it determines is an unacceptable investment based on customary practices in the industry. Any loan so rejected by Buyer shall be deemed not to have been the subject of a right of first offer pursuant to this Paragraph 2.2, and the price to be paid by Buyer to Seller for the remaining Typical Loans described in Seller's Offer Notice shall be recomputed to be equal to the cash price at which a willing and sophisticated buyer would purchase each of those remaining Typical Loans from a willing and sophisticated seller for the purpose of securitizing such remaining Typical Loans, and such a seller would sell such remaining Typical Loans to such a buyer for that purpose, in a transaction in which no broker or other finder is involved and as to which neither such buyer nor such seller is under any actual or perceived compulsion to purchase or sell, respectively, such remaining Typical Loans.

                       2.2.2.3. If Buyer desires to purchase some or all of the Typical Loans described in Seller's Offer Notice, it shall give a written notice to that effect to Seller (the "Acceptance Notice") within thirty (30) days after Buyer's receipt of the Offer Notice setting forth its intention to purchase those Typical Loans for their Offered Price on a date (the "Purchase Date") on which such purchase and sale is to occur, which Purchase Date shall be a business day that is not fewer than forty five (45) nor more than ninety (90) days after the date on which it gives such Acceptance Notice. In addition, Buyer shall enclose with the Acceptance Notice a completed Agreement for Purchase and Sale of Real Estate Loans in the form of this Agreement, except that this Paragraph 2.2 and the heading for Paragraph 2 shall be deleted in their entirety therefrom; Paragraphs 2.1, 2.1.1, 2.1.2, 2.1.3 and 2.1.4 shall be renumbered as set forth in the following table:

                        Old Paragraph Number    New Paragraph Number
                        --------------------    --------------------
                          Paragraph 2.1           Paragraph 2
                          Paragraph 2.1.1         Paragraph 2.1
                          Paragraph 2.1.2         Paragraph 2.2
                          Paragraph 2.1.3         Paragraph 2.3
                          Paragraph 2.1.4         Paragraph 2.4

                and such conforming changes as are necessary to reflect the identity of the Typical Loans in Exhibit A and the correct information in Paragraph 1 shall be made.

                      2.2.2.4. On the Purchase Date, the Seller shall sell, and the Buyer or its designee shall purchase, the Typical Loans described in the Offer Notice (and not rejected by Buyer pursuant to Paragraph 2.2.2.2) for the Offered Price pursuant to the agreement described in the last sentence of Paragraph 2.2.2.3.

                      2.2.2.5. Each of the Seller and Buyer shall cooperate with the other with respect to the purchase and sale of Typical Loans pursuant to this Paragraph 2.2.

                      2.2.2.6. The obligations of the Seller set forth in this Paragraph 2.2 (i.e., the covenant of the Seller to provide to Buyer a right of first offer pursuant to the terms and conditions set forth in this Agreement and to perform its related obligations set forth herein) shall survive the Closing of the sale of the Loans described in Exhibit A annexed to this Agreement.

     3.  Purchase Price. Buyer shall pay to Seller at the time of the Closing
         --------------
(as defined in Paragraph 4.1 below) the Purchase Price, increased by an amount
                                                        ------------
equal to the accrued interest on the Loans at the mortgage loan interest rate, and reduced by an amount equal to the servicing fee rate on the Loans, each such
    ----------
amount to be computed for the period of time commencing with and including the Cut-Off Date and ending with and excluding the Closing Date. Buyer shall pay the Purchase Price as so increased and decreased in United States Dollars in cash or by federal funds wire transfer to such account or accounts as Seller may designate in writing. Among other designations, Seller shall designate that an amount equal to $________________ plus accrued interest (collectively, the "Pay-Off Amount") be paid to the Federal Home Loan Bank of San Francisco ("FHLB"). At the Closing, the parties shall calculate the Purchase Price based on the status of each Loan on the Cut-Off Date.

     4.  Closing.
         -------

         4.1.  Time and Place.  The closing of the purchase and sale transaction
               --------------
     (the "Closing") shall be held at the offices of Seller or at such other locations as the parties may agree in writing, on the Closing Date.

         4.2.  Delivery of Assignment and Other Documents.  At Closing, Seller
               ------------------------------------------
     shall deliver to Buyer, or as Buyer may direct in writing, the following for each Loan:

               4.2.1. Note, endorsed in such manner as Buyer reasonably may request, and Security Instruments, together with individual assignments in recordable form, in form satisfactory to Buyer in the exercise of its reasonable business judgment, and otherwise sufficient under the laws of the jurisdiction in which the Security Instruments are recorded and filed to reflect of record or in the appropriate files, as applicable, the sale or transfer of the Loan and of Seller's beneficial interest in the Security Instruments, the Subject Property encumbered thereby and all Related Documentation that may be assigned (such assignments are referred to collectively as the "Assignments").

               4.2.2.  All Related Documentation.

               4.2.3. An assignment of all insurance policies, including, but not limited to, hazard insurance, and lender's policy of title insurance.

               4.2.4. Such other documents, instruments, agreements and assurances as may be necessary or appropriate, or as Buyer reasonably may request, to vest, or to confirm the vesting, in Buyer of the ownership of each Loan.

     Notwithstanding the foregoing, Buyer may request that Seller retain the Note, so endorsed, the Security Instruments and Assignments thereof and the Related Documentation or portions thereof if Buyer engages Seller to act as servicer with respect to that Loan and such retention is consistent with that engagement.

         In addition to the foregoing, Seller shall deliver to Buyer on the Closing Date an opinion of counsel to Seller, dated as of the Closing Date and in form and substance satisfactory to the Buyer and its counsel in their reasonable judgment to the effect that: (1) Seller is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with full entity power and authority under such laws to own its properties and to conduct its business; (2) Seller is qualified to do business as a foreign corporation or depository institution in all jurisdictions in which its activities as originator and servicer of the Loans require such qualification; (3) this Agreement has been duly authorized, executed and delivered on the part of the Seller and is a legal, valid and binding obligation of the Seller enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, receivership, conservatorship, insolvency, moratorium and other laws relating to or affecting creditors' rights generally and to general principles of equity (whether such enforceability is considered in a proceeding in equity or at law); (4) no consent of any other party or any consent, license, approval or authorization, or filing or registration with any governmental authority, bureau or agency is required to be obtained in connection with the execution, delivery or performance of this Agreement or the sale of the Loans that has not been duly obtained; and (5) the execution, delivery and performance of this Agreement and the sale of the Loans does not violate any provision of any existing federal, state or local law or regulation applicable to the Seller, or, to the best knowledge of such counsel, any order or decree of any court to which the Seller is subject or the articles of incorporation or by-laws of the Seller, or any mortgage, indenture, contract or other agreement for money borrowed, to which the Seller is a party or by which it or any significant portion of its properties is bound, other than violations, breaches or defaults which individually and in the aggregate are not reasonably expected to have a material adverse effect on the Seller and its subsidiaries, if any, taken as a whole.

          4.3.  Recording and Filing of Assignments. At Buyer's request, the
                -----------------------------------
     Assignments promptly shall be recorded or filed, as applicable, in the name of Buyer or in the name of a person or entity designated by Buyer in all appropriate public offices, files and records. If any such Assignment is lost or returned unrecorded or unfiled because of a defect therein, Seller promptly shall prepare substitute Assignments to cure such defects and thereafter cause each such substitute Assignment to be duly recorded or filed, as applicable. Each of Seller and Buyer shall pay one half of all recording and filing fees related to such a one-time recordation or filing, as applicable, of the Assignments.

          4.4.  Status of Items Retained by Seller.  Any Notes, Security
                ----------------------------------
     Instruments, Related Documentation or Ancillary Rights with respect to one or more of the Loans that are in Seller's possession from and after the Closing shall be retained and maintained by the Seller in trust for the benefit of Buyer and in a custodial capacity only, and subject in all events to the will of Buyer. Seller shall segregate all of such Notes, Security Instruments, Related Documentation and Ancillary Rights from Seller's other books and records and shall appropriately mark each of them to reflect clearly the sale of the related Loan to Buyer and the ownership of each Loan by Buyer. Seller shall release its custody of the contents of any thereof only in accordance with written instructions from Buyer except where such release is required as incidental to the Seller's servicing of the Loans (if and to the extent Seller is engaged to provide servicing with respect thereto), or is in connection with a repurchase of any such Loan as contemplated by Paragraph 8.1 below.

          4.5.  Seller's Books and Records.  Seller shall reflect the sale of
                --------------------------
     each Loan sold pursuant to this Agreement on the Seller's balance sheet and other financial statements as a sale of assets by Seller. Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Loans which shall be clearly marked to reflect the sale of each Loan to Buyer and the ownership of each Loan by Buyer.

     5.   Representations and Warranties:
          ------------------------------

          5.1.  General Representations and Warranties of Seller.  Seller hereby
                ------------------------------------------------
     represents and warrants to Buyer as follows:

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

                5.1.1. Seller is a corporation duly organized, existing and in good standing under the laws of the state of its incorporation or formation; and it possesses the requisite corporate or other authority to enter into this Agreement and consummate all transactions contemplated hereby.

                5.1.2. The execution, delivery and performance of this Agreement has been duly authorized and all corporate or other action necessary to consummate the transactions contemplated by this Agreement have been taken by Seller.

                5.1.3. The execution and delivery of this Agreement and the sale of any and all Loans hereunder are not and will not be a breach, violation or event of default (or an event which would become an event of default with the lapse of time or notice or both) under any judgment, decree, agreement, or other instrument to which Seller is a party or otherwise subject.

                5.1.4. Neither the sale of Loans, nor the consummation of the transactions contemplated by this Agreement, are or will result in violation of any applicable federal, state or local law, rule or regulation.

                5.1.5. Upon execution and delivery of this Agreement, it shall be a valid and binding obligation of Seller, and enforceable against Seller in accordance with its terms.

                5.1.6. To the best of Seller's knowledge, as of the date of this Agreement, other than that certain Memorandum of Understanding entered into as of September 26, 1996 by and among Seller, the Federal Deposit Insurance Corporation and the California Department of Corporations, a copy of which has been provided to Buyer, there is no pending or threatened litigation, adverse claim or action of any kind or nature which, if decided against Seller, would materially and adversely affect Seller's ability to perform its obligations pursuant to this Agreement. Seller agrees to promptly notify Buyer of the subsequent existence of any such pending or threatened litigation, adverse claim or action.

                5.1.7. Seller has not, in connection with this transaction, entered into any agreement, incurred any obligation, made any commitment, or taken any action which might result in a claim for or an obligation to pay a sales brokerage commission, finder's fee, or similar fee in respect to the transactions described in this Agreement. Seller agrees to indemnify and hold Buyer harmless from and against any claims, liabilities, damages, or costs (including reasonable attorneys' fees) relating to any broker, agent, or finder or other person, who shall claim to have dealt on behalf of Seller in connection with the transactions contemplated by this Agreement.

          5.2   Representations and Warranties of Seller as to Each Loan. Seller
                --------------------------------------------------------
     represents and warrants to Buyer as of the Closing Date, with respect to each Loan being purchased by Buyer pursuant hereto, that:

                5.2.1. Seller has sole, full and complete title to each Loan, free and clear of all claims of or assignments or pledges to any other person or entity; and Seller has full power and authority to sell, assign, transfer and convey the same to Buyer as provided herein.

                5.2.2. Each Note, Security Instrument and other document, instrument or agreement executed and delivered by Seller or the borrower in connection with the Loan (individually, a "Loan Document" and collectively, the "Loan Documents") for each Loan, including each Note, Security Instrument, Related

          Documentation and Ancillary Rights, is the legal, valid and binding obligation of the parties thereto (subject to any non-recourse provisions therein), enforceable in accordance with its terms, except as such enforceability may be limited by anti-deficiency laws or bankruptcy, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions of such Loan Documents are or may be unenforceable in whole or in part under applicable federal or state laws, but the inclusion of such provisions does not render any of the Loan Documents invalid as a whole, and such Loan Documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby and, subject to the foregoing qualifications, there is no offset, defense, counterclaim or right of rescission with respect to any of such Loan Documents;

               5.2.3. Each Loan purchased hereunder, including without limitation, all forms and documents used in connection with that Loan, is and as of the Closing Date will be in full compliance with all federal and state laws and regulations.

               5.2.4. In respect of each Loan, (A) in reliance on certified copies of the incorporation or partnership or other entity documents, as applicable, delivered in connection with the origination of such Loan, the related borrower is an individual who is a permanent resident of, or an entity organized under the laws of, a state of the United States of America, and (B) to Seller's knowledge, the related borrower is not a party to any bankruptcy, reorganization, insolvency or similar proceeding.

               5.2.5. Each Loan sold hereunder is and as of the Closing Date will be an adjustable rate loan secured by a mortgage, deed of trust, deed to secure debt or similar instrument (each, a "Mortgage") that is and as of the Closing Date will be a valid and subsisting first priority lien on the Subject Real Property purported to be encumbered thereby free and clear of any liens, claims, encumbrances, participation interests, pledges, charges or security interests, subject only to certain permitted encumbrances described in Schedule D annexed hereto and certain encumbrances previously disclosed in writing to Buyer, if any; except for ___________________, no Subject Real Property is in whole or in part a leasehold estate; except as set forth in Schedule A annexed hereto, no Loan is secured by any collateral other than the Mortgage and any separate security documents related thereto or as otherwise set forth on the Loan Table; and except as set forth in Schedule B annexed hereto, no portion of any Subject Property secures any other mortgage loan not represented by the related Note; and, with respect to each Loan, either (i) substantially all of the proceeds of such Loan were used to acquire or improve or protect an interest in real property (as that term is used in United States Treasury Regulations Section 1.860G-2(a)(4)) that, at date of origination (or, if the Loan has been significantly modified within the meaning of United States Treasury Regulations Section 1.860G-2(b)(1), at the time of such modification), was the only security for such Loan, or (ii) the fair market value of such interest in real property was at least equal to 80% of the principal amount of such Loan at origination (or such modification);

               5.2.6. Except as disclosed in the Loan Table, no Loan is cross-defaulted with any loan (other than a Loan), and no Loan is secured by any property that secures another loan (other than a Loan);

               5.2.7. Each such Mortgage, together with any separate security agreements and related documents, establishes a perfected first priority security interest in favor of the Seller in all the related borrower's fixtures and personal property used in, and reasonably necessary to operate, the Subject Real Property and, to the extent a security interest may be created therein, the proceeds arising from the Subject Real Property and any other collateral securing such Mortgage, subject only to certain encumbrances described in Schedule D annexed hereto and other encumbrances previously disclosed in writing to Buyer, if any;

               5.2.8. There is an assignment of leases and rents provision in the Security Instruments for each Loan creating a perfected first priority security interest in leases and rents arising in respect of the related Subject Real Property, subject only to certain permitted encumbrances set forth in Schedule D annexed hereto and certain other encumbrances previously disclosed in writing to Buyer, if any;

               5.2.9. There are no mechanics' or other similar liens which have been filed for work, labor or materials (nor, to Seller's knowledge, are any rights outstanding that under applicable law could give rise to any such lien) affecting any Subject Real Property which are or may be prior or equal to the lien of the related Mortgage, except those insured against pursuant to the applicable title insurance policy;

               5.2.10. The mortgagor specified in each Mortgage has and as of the Closing Date will have good and indefeasible title to the related Subject Real Property;

               5.2.11. With respect to each Mortgage that is a deed of trust, a trustee, duly qualified under applicable law to serve as such (if such qualification is required), currently so serves and is named in the deed of trust or has been substituted of record in accordance with applicable law, and no fees or expenses are or will become payable to the trustee thereunder except in connection with a trustee's sale or reinstatement after default under the related Loan or in connection with a release of the related Subject Property upon satisfaction of the Loan;

               5.2.12. Each Subject Real Property securing a Loan is covered by a title insurance policy insuring that the Mortgage recorded against that Subject Real Property is a valid and perfected first lien in the fee interest therein, subject only to certain permitted encumbrances; no claims have been or, as of the Closing Date, will have been made under the related title insurance policy; and such policy is and as of the Closing Date will be in full force and effect and insures and will as of the Closing Date insure the Seller as the owner of the Loan;

               5.2.13. Seller has and, at the time of the assignment of each Loan to Buyer, Seller will have, good title to and was and, at the time of the assignment of each Loan to Buyer, will be, the sole owner of such Loan free and clear of any pledge, lien or encumbrance, other than an encumbrance against certain of the Loans in favor of FHLB, which encumbrance will terminate upon payment by Buyer, on behalf of Seller, of the Pay-Off Amount to FHLB, and Seller hereby authorizes Buyer to (i) withhold the Pay-Off Amount from the net proceeds of sale that, but for Seller's grant of such authority to Buyer, Buyer would be required to pay over and deliver to Seller pursuant to this Agreement, and (ii) to pay over and deliver the Pay-Off Amount to the FHLB on Seller's behalf; and upon such payment by Buyer the related Assignment will validly transfer ownership of such Loan to Buyer or its designee free and clear of any pledge, lien or encumbrance;

               5.2.14. Each Assignment to be executed and delivered, recorded or filed by or on behalf of Seller pursuant hereto is and will be in recordable form and legal, valid and binding and will be recorded or filed, or submitted for recording or filing, in the appropriate records or files of the applicable jurisdiction;

               5.2.15. Seller's endorsement of the Note evidencing each Loan, which Note is secured by the related Mortgage, will constitute the legal and binding assignment of such Note and together with an Assignment of mortgage and Assignment of the assignment of leases and rents, legally and validly will convey all right, title and interest in such Loan to Buyer;

               5.2.16. Each Loan Document is and as of the Closing Date will be a legal, valid and binding obligation of the party or parties thereto, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and bankruptcy, insolvency, reorganization or other loss relating to creditors' rights and general equitable principles, and while certain provisions of such Loan Documents are and may be unenforceable in whole or in part, the inclusion of such provisions does not render any of those Loan Documents invalid as a whole, and such Loan Documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits (including realization on the related Subject Property) purported to be afforded thereby, and there is no exemption available to the related borrower that would interfere with such realization through foreclosure except any statutory right of redemption or as may be limited by anti-deficiency laws or by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

               5.2.17. The principal amount of each Loan stated on the related Note has been fully disbursed as of the origination date specified therein, there are no future advances required to be made by the lender under any of the related Loan Documents, all requirements under the related Loan Documents, if any, for disbursements of additional Loan proceeds have been satisfied fully, and any construction of improvements on the related Subject Real Property that has not been completed will not impair the value of that Subject Real Property relative to the value reflected in the most recent appraisal thereof;

               5.2.18. Other than as set forth in the Loan Table, no Loan is as of the date hereof, will be as of the Closing Date, or shall have been at any time during the 12 month period preceding the Cut-Off Date, more than 30 days delinquent in payments of principal or interest; no other material default or breach under any Loan either has been waived by Seller or on its behalf; no such other material default now exists and is continuing beyond the cure period, if any, applicable thereto; no Loan has been accelerated and no foreclosure or proceeding under a power of sale has been initiated under any Mortgage;

               5.2.19. Seller has not modified, and shall not on or prior to the Closing Date modify, the terms of any Loan and none of the Loan Documents have been modified or waived, or shall be modified or waived on or prior to the Closing Date, in each case in any material respect except as previously disclosed in writing by Seller to Buyer; with respect to each Loan, the applicable interest rate and the related monthly payment have been calculated correctly (or have been recalculated correctly, in the case of certain Loans for which one or both of such amounts previously was calculated incorrectly, each of which incorrect calculations previously has been disclosed to Buyer in writing) pursuant to the terms of the applicable Loan Documents for all purposes; and all information set forth in the Loan Table with respect to each Loan is true and correct in all material respects;

               5.2.20. No Loan has capitalized interest included in its principal balance, or provides for any shared appreciation rights or other equity participation therein;

               5.2.21. No Loan is an interest-only loan the documents governing which provide only for interest accruing on that Loan to be paid on a periodic basis, with no periodic payment on account of amortization of principal;

               5.2.22. No Loan has been, and as of the Closing Date no Loan shall be, satisfied, cancelled, subordinated, released or rescinded, in whole or in part, and the related mortgagor has not been and shall not be released by Seller from any of such mortgagor's obligations under any Loan Documents;

               5.2.23. None of the Loan Documents is or, on or prior to the Closing Date, will be subject to any right of rescission, set-off, valid counterclaim or defense, no exercise of any of the rights and remedies under the Loan Documents and in accordance with procedures permitted under applicable law will render any of such Loan Documents subject to any right of rescission, set-off, valid counterclaim or defense, and no right of rescission, set-off, valid counterclaim or defense has been asserted with respect to any Loan;

               5.2.24. All of the Subject Property securing each Loan being or to be sold by Seller pursuant to this Agreement is, and as of the Closing Date will be, in all material respects, in compliance with, and is used and occupied in accordance with, all applicable statutes, rules, laws, regulations and ordinances and all restrictive covenants of record applicable to the Subject Property; and all inspections, licenses and certificates of occupancy required by any of such statutes, rules, laws, regulations and ordinances to be made or issued with regard to the Subject Property have been obtained and are in full force and effect (except to the extent the failure to obtain and maintain any thereof do not materially impair the current use of the Subject Property or the rights of a holder of the related Loan);

               5.2.25. All of the Subject Property securing each Loan being or to be sold by Seller pursuant to this Agreement is, and as of the Closing Date will be, in good repair and free and clear of any damage or condition that would materially adversely affect the value of such Subject Real Property as security for the related Mortgage, other than damage and conditions that have been fully repaired; each Subject Real Property is comprised of one or more separate and lawfully created parcels; each Subject Real Property securing a Loan abuts or has access to, and as of the Closing Date will abut or will have access to, a dedicated, physically open road; each Subject Real Property is served by public utilities and services generally available in the surrounding community; each Subject Real Property is serviced by well or public water and sewer systems (or septic facilities); each Subject Real Property has parking required under applicable law for the operation of the businesses currently conducted thereon; no part of any improvement that is a part of a Subject Real Property lies outside the boundaries of, or building setback and other restriction lines applicable to, that Subject Real Property; no improvements on adjoining properties encroach onto any Subject Real Property except for encroachments that do not materially adversely affect the security intended to be provided by the related Mortgage or the use, enjoyment, value or marketability of such Subject Real Property; Seller has no knowledge of any condemnation proceedings with respect to any Subject Real Property securing a Loan that are or as of the Closing Date will be pending; and each Subject Real Property is owned by the borrower named as the mortgagor in the Mortgage and is used and occupied for income producing purposes;

               5.2.26. There are no delinquent property taxes, ground rents, water charges, sewer rents, assessments including assessments payable in future installments, or other outstanding charges materially adversely affecting the related Subject Property, and premiums for all insurance policies required to be maintained pursuant to each Mortgage with respect to each Subject Real Property have been, and through the Closing Date will be, paid to the extent such amounts have become or shall become due;

               5.2.27. Seller either has received no notice of cancellation or non-renewal with respect to any of the insurance policies required to be maintained pursuant to the Mortgage or has provided for insurance coverage against the perils and in the amounts required by such Mortgage to be covered by insurance through one or more insurance policies maintained by the Seller, with respect to each Subject Real Property; Seller has no knowledge that any action, omission, misrepresentation, negligence, fraud or other similar occurrence has taken place that reasonably would be expected to result in the failure or impairment of full and timely coverage under any such insurance policy; and each such insurance policy contains a clause providing that it is not terminable and may not be reduced without 30 days' prior written notice to the mortgagee;

               5.2.28. Each Mortgage requires that the related Subject Real Property and all improvements thereon be covered by insurance policies reasonably prescribed by the related mortgagee or providing coverage against loss or damage sustained by (A) fire and extended perils included within the classification "All Risk of Physical Loss" in an amount sufficient to prevent the mortgagor from being deemed a co-insurer and to provide coverage on a full replacement cost basis (in some cases exclusive of foundations and footings) or some other predetermined value basis; such policies contain a standard mortgagee clause naming mortgagee and its successor in interest as additional insureds; (B) business interruption or rental loss insurance in an amount at least equal to 12 months of operations (or in some cases all rents and additional rents); (C) flood insurance (if any portion of the improvements on a Subject Real Property is located in an area identified by the Federal Emergency Management Agency, with respect to certain Loans, and the Secretary of Housing and Urban Development, with respect to other Loans, as having special flood hazards); (D) worker's compensation; (E) comprehensive general liability insurance in amounts as generally are required by commercial mortgage lenders; all such insurance policies contain clauses providing they are not terminable and may not be terminated or expire without 30 days' prior written notice to the mortgagee (except where applicable law requires a shorter period), and all premiums due and payable through the Closing Date have been made; and no notice of termination, cancellation or non-renewal with respect to any of such policies has been received by Seller;

               5.2.29. Seller has inspected or caused to be inspected each Subject Real Property within the last 12 months;

               5.2.30. Seller did not engage in an adverse selection process in selecting the Loans for sale, assignment and transfer to Buyer.

               5.2.31. No more than 5% of the aggregate outstanding principal amount of the Loans have the same borrower or, to Seller's best knowledge, are to borrowers, which are affiliates of each other;

               5.2.32. Except as set forth on Schedule C annexed hereto, each Mortgage (A) contains a "due-on-sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the related Loan if, without the prior written consent of the holder, the related Subject Real Property or any interest therein is directly or indirectly transferred or sold (except that the Mortgage may provide for a one-time assignment subject to the holder's approval of the transferee); and (B) prohibits any further pledge or lien on the Subject Real Property, whether of equal or subordinate priority to the lien of the Mortgage, unless the prior written consent of the holder is obtained or certain conditions set forth in the Mortgage are satisfied;

               5.2.33. If so indicated to Buyer in writing on or prior to the date hereof, with respect to each Loan, either an environmental site assessment was prepared in connection with the origination of such Loan or Seller has reviewed a compilation of data bases made available by several regulatory agencies constructed by a private service with respect to an area within a certain radius surrounding the related Subject Real Property, and no such assessment or review revealed any known circumstances or conditions and the Seller has no knowledge of any circumstances or conditions with respect to such Subject Real Property (including any Subject Real Property with respect to which neither an assessment was prepared nor was a review performed as described above), that would constitute or result in a material violation of any environmental laws or require any expenditure material in relation to the principal balance of such Loan to achieve or maintain compliance in all material respects with any and all environmental laws;

               5.2.34. The Seller's loan file for each Loan contains the insurance policy with respect to the related Subject Property required by the relevant Loan Documents, or a certificate of insurance for such insurance policy;

               5.2.35. All amounts required to be deposited by the borrower with respect to each Loan at the origination of such Loan have been deposited, and there are no deficiencies with regard thereto;

               5.2.36. To Seller's best knowledge, all significant leases with respect to each Subject Real Property are and as of the Closing Date will be in full force and effect, there has been and as of the Closing Date will be no material default by the related borrower or, to Seller's knowledge, except as disclosed on Schedlue D, the lessee, and no person or entity other than the related borrower owns any interest in any payments due or to become due under the related leases;

               5.2.37. To Seller's best knowledge, there are and as of the Closing Date will be no pending or threatened actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under each Loan or the Subject Real Property securing such Loan which, if determined against such mortgagor or Subject Real Property, would materially and adversely affect the value of such Subject Real Property or the ability of the borrower to pay principal, interest and other amounts due under such Loan; and

               5.2.38. Each appraisal obtained in connection with the origination of a Loan was obtained from an independent third-party appraiser in the business of making appraisals of real properties such as the Subject Real Property securing that Loan.

          5.3.  Representation, Warranty and Covenant of ICII. For the purpose
                ---------------------------------------------
     of inducing Buyer to enter into this Agreement, with the intent that Buyer rely hereon, and with the understanding and expectation that Buyer will rely hereon, ICII hereby represents and warrants to Buyer that, as of the Closing Date, there are no circumstances or conditions with respect to any Subject Real Property securing any Loan that would constitute or result in a material violation of any applicable environmental laws or require an expenditure material in relation to the principal balance of that Loan to achieve or maintain compliance in all material respects with all such environmental laws. If the representation and warranty of ICII set forth in the preceding sentence is breached and if such breach materially and adversely affects the interests of the Buyer in that Loan, ICII shall purchase the Loan from the Buyer, within 30 days after receipt of written notice from the Buyer of such breach and requesting that ICII complete such purchase.

          5.4.  General Representations and Warranties of Buyer. Buyer
                -----------------------------------------------
     represents and warrants to Seller as follows:

                5.4.1. Buyer is a corporation duly organized, existing and in good standing under the laws of the state of its incorporation or formation; and it possesses the requisite corporate or other authority to enter into this Agreement and consummate all transactions contemplated hereby.

                5.4.2. The execution, delivery and performance of this Agreement has been duly authorized and all corporate or other action necessary to consummate the transactions contemplated by this Agreement have been taken by Buyer.

                5.4.3. The execution and delivery of this Agreement and the sale of any and all Loans hereunder are not and will not be a breach, violation or event of default (or an event which would become an event of default with the lapse of time or notice or both) under any judgment, decree, agreement, or other instrument to which Buyer is a party or otherwise subject.

                5.4.4. Neither the sale of Loans, nor the consummation of the transactions contemplated by this Agreement, are or will result in a violation of any applicable federal, state or local law, rule or regulation.

                5.4.5. Upon execution and delivery of this Agreement, it shall be a valid and binding obligation of Buyer, and enforceable against Buyer in accordance with its terms.

                5.4.6. To the best of Buyer's knowledge, as of the date of this Agreement, there is no pending or threatened litigation, adverse claim or action of any kind or nature, which, if decided against Buyer, would materially and adversely affect Buyer's ability to perform its obligation pursuant to this Agreement. Buyer agrees to promptly notify Seller of the subsequent existence of any such pending or threatened litigation, adverse claim or action.

                5.4.7. Buyer has not, in connection with this transaction, entered into any agreement, incurred any obligation, made any commitment, or taken any action which might result in a claim for or an obligation to pay a sales brokerage commission, finder's fee, or similar fee in respect to the transactions described this Agreement. Buyer agrees to indemnify and hold Seller harmless from and against any claims, liabilities, damages, or costs (including reasonable attorneys' fees) relating to any broker, agent, or finder or other person, who shall claim to have dealt on behalf of Buyer in connection with the transactions contemplated by this Agreement.

     6.   Certain Covenants of Seller.
          ---------------------------

          6.1.  Assistance in Securitization. Seller shall take all reasonable
                ----------------------------
     steps, at Buyer's sole expense, to assist Buyer if Buyer so requests in securitizing the Loans and selling undivided interests in such Loans in a public offering or private placement or selling participating interests in such Loans, which steps shall include, but not be limited to, (i) providing any information relating to the Loans necessary to assist in the preparation of any disclosure documents, (ii) providing information (including accounting comfort thereon) relating to delinquencies and defaults with respect to Seller's servicing portfolio (or such portion thereof as is similar to the Loans), (iii) entering into any other servicing, custodial or other similar agreements, that are consistent with Seller's servicing obligations to Buyer (if any), together with such changes as may be customary in securitizations rated "AAA" (including without limitation, a securitization involving a REMIC) (a "Securitization"), (iv) providing as of the date of such Securitization an opinion of counsel to Seller in form and substance satisfactory to Buyer and its counsel to the effect that the sale of the Loans by Seller to Buyer as contemplated by this Agreement constitutes a true sale of the Loans, [Seller requests deletion of the remainder of this Section 6.1] and (v) providing as of the date of such Securitization representations and warranties as to Seller and the Loans, which are consistent with the representations and warranties contained in this Agreement, together with such changes therein as are customary in a Securitization, subject only to events, conditions or changes in the characteristics of the Loans occurring or arising after the Closing Date that (A) are specified in writing by Seller, and (B) did not result in whole or in part from the failure of Seller to perform its obligations under this Agreement or under any servicing agreement to which it may be a party. If any of the representations and warranties contemplated in clause (v) above is breached, Buyer shall have, in addition to any other remedies which may be available to it, the remedies provided in Paragraph 8.1 hereof.

          6.2.  No Solicitation of Prepayments. For a period of one (1) year
                ------------------------------
     from the date of sale, Seller shall not actively solicit any borrowers with respect to any of the Loans (in writing or otherwise) to refinance any of the Loans; provided that neither mass advertising (such as placing advertisements on television, on radio, in magazines or in newspapers), nor responding to an inquiry initiated by a borrower without active inducement from Seller, shall constitute "direct solicitation" in violation of this covenant.

          6.3.  Maintenance of Seller's Status; Successors. Seller will keep in
                ------------------------------------------
     full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Loans and to perform its duties under this Agreement. Any person or entity into which Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation (including, without limitation, by means of the sale of substantially all of the Seller's assets to such corporation) to which the Seller shall be a party, or any person or entity succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving entity shall have a net worth of at least $25 million and shall not cause a rating on any security backed by a Loan to be downgraded by any rating agency of recognized standing.

     7.  Survival of Representations, Warranties and Covenants.  All of the
         -----------------------------------------------------
representations, warranties and covenants contained in Paragraphs 5 and 6 of this Agreement shall survive Closing for all purposes.

     8.  Breach of Representations and Repurchase:
         ----------------------------------------

         8.1.  Remedy for Breach. In addition to rights or remedies Buyer may
               -----------------
     have at law or in equity, if at any time any material representation or warranty set forth in this Agreement proves to be inaccurate or incomplete in any material respect, or if any signature, name, address, amount, Loan balance or other statement of fact appearing on the Note, Security Instrument or Related Documentation is not true and correct or the obligors and guarantors named thereon are not of majority age, or do not have legal capacity to enter into the transaction purported to be governed thereby, and provided Buyer has not modified or altered the terms of the relevant obligation so as to materially impair the collectibility thereof, Seller shall, upon demand of Buyer, either (a) cure the defect within thirty (30) days; provided, that if such defect is curable, Seller has commenced to cure such defect within ten (10) days after its receipt of Buyer's demand, and thereafter Seller vigorously and continuously prosecutes such cure to completion, such thirty (30) day period shall be extended for an additional sixty (60) days if, during such sixty (60) day period each of those conditions is met, and thereafter for additional successive periods of sixty (60) days so long as each of such conditions continues to be met and Seller has obtained Buyer's written consent to each such additional cure period, such consent of Buyer not to be unreasonably withheld, conditioned or delayed, or (b) repurchase the Loan affected by such defect for the Buy-Back Price (as that term is defined in Paragraph 8.3 below), such obligation of Seller to survive the Closing.

         8.2.  Reassignment. Upon receipt of the Buy-Back Price, in full, in
               ------------
     immediately available funds, Buyer shall reassign the Loan to Seller free and clear of all liens, encumbrances, claims or interests of any person or entity (except those that existed at the time that the Loan was assigned to Buyer), without recourse, and shall execute and deliver to the Seller an assignment of Buyer's interest in the Loan, as well as other documents necessary to reflect the reassignment of any insurance policies.

         8.3.  Buy-Back Price. The term "Buy-Back Price" shall mean an amount
               --------------
     equal to the sum of (i) the product of the Purchase Price (including any premium) paid for the Loan by Buyer multiplied by the quotient obtained by dividing (x) the then outstanding principal balance of the Loan by (y) the outstanding principal balance of the Loan at the time it was purchased by Buyer pursuant to this Agreement, plus (ii) all amounts reasonably paid or incurred by Buyer with respect to or reasonably allocable to the Loan (including amounts reasonably paid to preserve the collateral securing repayment of the Loan) and not previously reimbursed to Buyer from any source, plus (iii) all accrued but unpaid interest on the amounts described in clauses (i) and (ii) hereof, computed at the rate at which interest accrues on the Loan from time to time. [Seller still reviewing 8.3]

         8.4.  Indemnity by Seller. Seller shall indemnify, defend and hold
               -------------------
     harmless Buyer from and against any and all losses, damages, liabilities, costs, claims and expenses (including attorneys' fees and costs) arising from or related to any untruth or inaccuracy in any representation or warranty of Seller, act or omission of Seller, or violation of any law or regulation in connection with the origination (or other handling of the Loan prior to the Closing Date) of any Loan.

         8.5.  Indemnity of Buyer. Buyer shall indemnify, defend and hold Seller
               ------------------
     harmless against any and all losses, damages, liabilities or expenses (including attorneys' fees and costs) arising from any act or omission of Buyer, or violation of any law or regulation in connection with the handling by Buyer of any Loan after Closing Date.

         8.6.  Tender of Defense. Before asserting any claim or pursuing any
               -----------------
     remedy provided in this Paragraph 8, the indemnified party shall give the indemnifying party fifteen (15) days prior written notice of any event for which indemnity may be required or requested and an opportunity, by tender of defense where applicable, to cure or defend the action or alleged breach, misrepresentation, or other claim; provided such defense shall be with counsel reasonably acceptable to the indemnified party. Additionally, without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld, the indemnified party shall not settle or compromise any claim for which the indemnified party seeks indemnity hereunder so long as the indemnifying party is performing its indemnity responsibilities hereunder.

     9.  Buyer's Collection Rights.
         -------------------------

         9.1.  Collections. Unless Buyer engages Seller in writing to act as
               -----------
     servicer of the Loans or some portion thereof, Buyer or another party designated by Buyer shall have the sole right to make collections on all Loans, and Seller shall execute and deliver to Buyer or another party designated by Buyer and each obligor and guarantor of each Loan a notice in a form satisfactory to Buyer advising each such party of the assignment and directing all future payments made to Buyer. Seller will not solicit or accept any collections with respect to any Loan sold to Buyer hereunder unless requested to do so by Buyer in writing. Seller shall hold in trust for the benefit of Buyer and promptly deliver to Buyer in the form received, all checks, drafts, money orders, insurance proceeds and other instruments relating to any Loan sold hereunder that may come into the possession of Seller from and after the Cut-Off Date.

         9.2.  Limited Power of Attorney. Seller irrevocably constitutes and
               -------------------------
     appoints Buyers as its lawful attorney-in-fact, with the power to sign Seller's name to all checks, money orders, drafts or payment of money issued in connection with the Loans, to exercise all rights and remedies as holder of the Loans, and to take all other acts with respect to the Loans which Buyer deems proper to protect its rights hereunder.

     10. Further Assurances. At any time and from time to time Seller shall
         ------------------
take such further actions as Buyer reasonably deems to be necessary or desirable to carry out the intent of this Agreement and the transactions contemplated hereby, including, without limitation, the execution and delivery of such agreements, documents, certificates, instruments and notifications as may be necessary to evidence the vesting in Buyer of its rights, titles and interests as contemplated by this Agreement.

     11. Default by Obligor. In the event of any default by the obligor on any
         ------------------
Loan, Buyer shall have all rights against such defaulting obligor or its guarantor, if any, provided for under the Loan Documents and permitted by law, including, but not limited to, imposition of late charges, commencing of suit, and/or foreclosure. Buyer may, in its sole discretion, and without the consent of Seller grant extensions, and other indulgences in the collection of all Loan payments and other sums due or to become due under the Loans. The foregoing shall be without limitation of Buyer's other rights under this Agreement or as provided by law.

     12. Notices. Any notices or other communications with respect to the
         -------
matters set forth in this Agreement shall be in writing and shall be delivered to the parties at the following addresses, or such other address or addresses as may be specified in a notice served in accordance herewith:

     If to Seller:    Southern Pacific Bank
                      12300 Wilshire Boulevard
                      Los Angeles, CA 90025
                      Attn:  Mr. Stephen J. Shugerman
                      Telephone:  310/442-3300
                      Telefax:  310/442-5160

     With a copy to:  Brown & Wood, LLP
                      One World Trade Center, 58th Floor
                      New York, New York  10048
                      Attn:  Carlos Rodriguez, Esq.
                      Telephone:  212/839-5857
                      Telefax:  212/839-5598

     If to Buyer:     Imperial Credit Commercial Mortgage Investment Corp.
                      11601 Wilshire Blvd., Suite 2080
                      Los Angeles, CA  90025
                      Attn:  Mr. Mark Karlan
                      Telephone:  310/231-1280
                      Telefax:  310/231-1281

All such notices may be hand delivered to the addresses, sent by certified U.S. mail, with return receipt requested and postage prepaid, sent by overnight courier, or sent by facsimile transmission with an original copy mailed the same day, and shall be deemed received upon the earlier of actual receipt by the addressee or four (4) business days from the date so sent.

     13.  Independent Contractors. This Agreement shall not be deemed to
          -----------------------
constitute the parties hereto as partners or joint venturers, nor shall any party be deemed to constitute the other party as its agents.

     14.  Entire Agreement. This Agreement (including the Schedules and Exhibits
          ----------------
annexed hereto or referred to herein) and the documents submitted in connection herewith contain the entire Agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior arrangements, proposals or understandings, written or oral, by or between the parties hereto with respect to all transactions contemplated under this Agreement. In the event of any conflict or inconsistency between any provision of this Agreement and any provision of any other document or writing executed by Buyer and Seller, the provision of this Agreement shall take precedence and shall control, unless the conflicting or inconsistent provision in such other document or writing specifically refer to this Agreement and specifically state that it shall prevail. No amendment or modification of this Agreement shall be effective for any purpose unless the same in writing and duly executed by the parties hereto.

     15.  Successors. This Agreement shall bind and benefit the respective
          ----------
successors and assigns of Buyer and Seller. No other person or entity is intended to be benefited hereby.

     16.  Remedies Cumulative.  The rights and remedies of the parties hereunder
          -------------------
shall be cumulative and Buyer may exercise any right or remedy, whether against the Borrowers under Loans, guarantors or the security thereof, any sums withheld or retained by Seller hereunder, Seller, or any combination of the foregoing, in such order as Buyer shall determine in its absolute discretion without thereby releasing any other right Buyer may have.

     17.  Amendment; Waiver. This Agreement may be amended, superseded,
          -----------------
canceled, renewed or extended and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance. No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be. Buyer's omission or delay to exercise any of its optional or absolute rights or remedies, or other rights, powers or privileges, under this Agreement shall not constitute a waiver by Buyer, nor operate to bar Buyer from the exercise of any such rights, powers or privileges. Any waiver of

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

Buyer of any default, right, power or privilege shall not operate as a waiver of any other subsequent default, right, power or privilege, respectively. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

     18.  Choice of Law.  The validity of this Agreement, its construction,
          -------------
interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by and construed in accordance with the laws of the State of California.

     19.  Interpretation of Agreement.
          ---------------------------

          19.1.  Number, Gender. The terms defined in this Agreement have the
                 --------------
     meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender.

          19.2.  Accounting Terms. Accounting terms not otherwise defined herein
                 ----------------
     have the meanings assigned to them in accordance with generally accepted accounting principles.

          19.3.  References to Paragraphs, etc. References herein to "Articles",
                 -----------------------------
     "Sections", "Paragraphs", and other subdivisions without reference to a document are to designated Paragraphs and other subdivisions of this Agreement, unless the context shall otherwise require.

          19.4.  Construction of Certain Terms. The words "herein", "hereof",
                 -----------------------------
     "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision, and the term "include" or "including" shall mean "include without limitation" and "including without limitation."

          19.5.  Fully Negotiated Agreement. Neither this Agreement nor any
                 --------------------------
     uncertainty or ambiguity herein or of any provision hereof shall be construed or resolved against Buyer or Seller, whether under any rule of construction or otherwise. The terms and conditions contained in this Agreement have been fully negotiated and reviewed by all parties and their respective counsel, and shall be construed and interpreted according to the ordinary meanings of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

          19.6.  Headings and Captions. All section headings and captions
                 ---------------------
     contained in this Agreement or in any Schedule or Exhibit annexed hereto or referred to herein are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

     20.  Severability of Provisions.  Any provision of this Agreement which is
          --------------------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     21.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, and by the different parties hereto on the same or separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original instrument and all of which counterparts, taken together, shall constitute one and the same Agreement.

     22.  Setoff.  Buyer hereby irrevocably and unconditionally waives all
          ------
rights of setoff that it may have under contract (including this Agreement), applicable law or otherwise with respect to any funds or moneys of Seller at any time held by or in the possession of Buyer.

     23.  Amendment.  Any provision of this Agreement may be amended,
          ---------
supplemented, restated, discharged, waived or terminated, in writing duly executed by Seller and Buyer.

     24.  Attorneys' Fees.  If any legal action, arbitration or other proceeding
          ---------------
is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and any other relief to which it or they may be entitled. The court or arbitrator before which such action or proceeding is brought shall determine which party is the successful or prevailing party within the meaning of this section, taking into account all bona fide settlement offers of all parties, and such determination shall be binding upon the parties hereto.

     25.  Arbitration.  Any dispute between the parties arising out of or by
          -----------
reason of this Agreement or regarding its construction shall be submitted for arbitration in Los Angeles, California, and shall be settled in accordance with the rules and regulations then existing of the American Arbitration Association, to which shall be added the provisions of the California Civil Discovery Act. Judgment upon any award rendered in such proceedings may be obtained by either party in any court of competent jurisdiction.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized representatives on the date first above set forth.

                           Buyer: IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT CORP., a Maryland corporation



                                      By_______________________________________


                           Seller:    SOUTHERN PACIFIC BANK, a California
                                      corporation



                                      By_______________________________________




     IMPERIAL CREDIT INDUSTRIES, INC. has executed and delivered this Agreement in the space indicated below solely to confirm its representation, warranty and covenant set forth in Paragraph 5.3 above. IMPERIAL CREDIT INDUSTRIES, INC. has so executed and delivered this Agreement solely for the purpose of inducing Buyer to enter into this Agreement, with the intent that Buyer rely on the representation, warranty and covenant of IMPERIAL CREDIT INDUSTRIES, INC. set forth in said Paragraph 5.3, and with the understanding and expectation that Buyer will rely thereon.

                           ICII: IMPERIAL CREDIT INDUSTRIES, INC., a California corporation



                                      By_______________________________________

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                                   EXHIBIT A

                              [ATTACH LOAN TAPE]



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